Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Sonida Senior Living, Inc. of our report dated March 9, 2026 relating to the financial statements of CNL Healthcare Properties, Inc., which appears in Sonida Senior Living, Inc.’s Current Report on Form 8-K dated May 13, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

August 17, 2026